SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2014

MIX 1 LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	68-0678499
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16413 North 91st Street

Suite C135

Scottsdale, AZ 85260

Tel. (480) 344-7770

(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MIX 1 LIFE, INC.

Form 8-K

Current Report

ITEM 8.01.  OTHER EVENTS

8.01  OTHER EVENTS

On September 4, 2014, Mix 1 Life, Inc., a Nevada corporation (the “Company”) effectuated a reverse split (the “Reverse Split”) of its issued common shares whereby every three (3) pre-split shares of common stock were exchanged for one (1) post-split share of the Company's common stock. As a result, the total issued shares of the Company’s common stock as of the Record Date, August 22, 2014, decreased from Thirty One Million Five Hundred Sixty Five Thousand Nine Hundred Eighty (31,565,980) shares prior to the Reverse Split to Ten Million Five Hundred Twenty One Thousand Nine Hundred Ninety Four (10,521,994) shares following the Reverse Split. FINRA confirmed approval of the Reverse Split on September 10, 2014 and the Reverse Split shall become effective on September 11, 2014. The Reverse Split shares are payable upon surrender of certificates to the Company's transfer agent.

Effective September 11, 2014, the Company’s symbol will change to MIXXD to reflect the Reverse Split and twenty (20) days thereafter, the “D” will be removed and the symbol will return to MIXX.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX 1 LIFE, INC.

Date: September 10, 2014	By:	/s/ Cameron Robb
Cameron Robb
Chief Executive Officer